UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with their appointment as directors (as described in Item 5.02 below) of The Pantry, Inc. (the “Company”), Terry L. McElroy and Mark D. Miles will each enter into the Company’s form of indemnification agreement, which agreements generally require the Company to indemnify each such person to the fullest extent permitted by law. Among other things, the indemnification agreements require the Company to indemnify the new directors, as applicable, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services as a director or officer, as applicable, of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the Company’s request.

Item 2.02. Results of Operations and Financial Condition.

On January 19, 2006, the Company issued a press release announcing preliminary earnings per share results for the first fiscal quarter of 2006 and increasing its fiscal 2006 earnings per share guidance. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, the Company appointed Terry L. McElroy and Mark D. Miles as directors of the Company (Mr. McElroy’s appointment to be effective March 1, 2006). Mr. Miles was appointed to the Compensation Committee of the Company’s Board of Directors.

In connection with their appointment and pursuant to the Company’s Independent Director Compensation Program, the board of directors also approved the grant of options to purchase 10,000 shares of the Company’s common stock (pursuant to the Company’s 1999 Stock Option Plan) to each of Messrs. McElroy (Mr. McElroy’s grant to be effective on March 1) and Miles. In addition, as independent directors on the board, Messrs. McElroy and Miles will be eligible for compensation under the Company’s Independent Director Compensation Program, a copy of which was filed with the SEC under cover of a Current Report on Form 8-K on October 26, 2005.

A copy of the press releases announcing the appointment of Messrs. McElroy and Miles are attached hereto as Exhibits 99.2 and 99.3 and each is incorporated herein by reference.

In addition, on January 24, 2006, the Company was advised by Mr. Todd W. Halloran that he has decided not to stand for re-election to the Company’s board of directors at the Company’s annual stockholder meeting scheduled to be held on March 30, 2006. Mr. Halloran’s decision not to stand for re-election was not the result of any disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated January 19, 2006

99.2	Press Release dated January 25, 2006

99.3	Press Release dated January 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: January 25, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated January 19, 2006

99.2	Press Release dated January 25, 2006

99.3	Press Release dated January 25, 2006